Microsoft Word 11.0.6359;


[GRAPHIC OMITTED]

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL:     HAMP                                 FOR IMMEDIATE RELEASE

CONTACT:          CHARLES W. CLAYTON
PHONE:            (864) 231-1200
FACSIMILE:        (864) 231-1201


            HAMPSHIRE GROUP, LIMITED ANNOUNCES FIRST QUARTER RESULTS

Anderson,   South  Carolina,  May  4,  2006....Hampshire  Group,  Limited  today announced results for the first quarter ended April 1, 2006. Net sales were $68,111,000 compared with $58,077,000 for the same period in the prior year, an increase of 17%. Net loss was $176,000, or $0.02 per diluted share, compared with net income of $748,000, or $0.09 per diluted share, in the first quarter of 2005.

The first quarter of 2006 included net sales of $19,181,000, which were attributable to the operations of David Brooks and Shane Hunter, that were acquired in October 2005 and January 2006, respectively. Sales in the first quarter 2006 are not indicative of sales for the full year because of the seasonality of the sweater business.

Ludwig Kuttner, Chairman and Chief Executive Officer, stated, "Our recent acquisitions of David Brooks is enabling us to expand into the better market for women's apparel and Shane Hunter is expanding our presence in the mass merchant segment of retailing. At the same time, we are focusing on brand building in all of our businesses, so we can further differentiate our products in the very competitive retail market. However, the retail market continues to be very challenging."

Hampshire Group also announced that its Board of Directors approved the repurchase of up to 1,000,000 shares of the Company's outstanding common stock. The repurchase will be conducted through open market or privately negotiated transactions over an indefinite period.

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.


--------------------------------------------------------------------------------

           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of the factors that affect the Company's business.

                          HAMPSHIRE GROUP, LIMITED
                      COMPARATIVE SUMMARY OF EARNINGS
                   (in thousands, except per share data)

                                                      April 1,   April 2,
QUARTER ENDED                                           2006       2005
---------------------------------------------------------------------------
Net sales                                              $68,111   $58,077
                                                    ----------- ---------
Income (loss) from operations                            (817)       994
                                                    ----------- ---------
Net income (loss)                                       ($176)      $748
                                                    ----------- ---------
Net income (loss) per share:            Basic          ($0.02)     $0.09
                                                    ----------- ---------
                                        Diluted        ($0.02)     $0.09
                                                    ----------- ---------
Weighted average shares                 Basic            7,871     8,206
                                                    ----------- ---------
  outstanding:                          Diluted          7,871     8,249
                                                    ----------- ---------